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                                                                    Exhibit 4.1

                         REGISTRATION AND RIGHTS AGREEMENT

     This Registration and Rights Agreement dated as of December 28, 1999 is between Zamba Corporation ("ZAMBA"), a Delaware corporation, and the undersigned holders (the "HOLDERS") of shares (the "CAMWORKS SHARES") of capital stock of Camworks, Inc. ("CAMWORKS"), a Minnesota corporation. This Agreement is made in connection with the execution of the Agreement and Plan of Reorganization dated as of December 28, 1999 (the "MERGER AGREEMENT") pursuant to which Camworks is merging with and into a wholly-owned subsidiary of Zamba and Zamba is issuing shares of its Common Stock ("ZAMBA COMMON STOCK") to Holders of the outstanding Camworks Shares. All capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.

     The parties hereto agree as follows:

                         SECTION 1 - REGISTRATION RIGHTS

     1.1 RESALE REGISTRATION. Zamba will use its best efforts, with respect to the Shares, within 75 days after the Closing Date under the Merger Agreement (so long as any audited financial statements of Camworks necessary to be included in such filing are available), to prepare and file a Registration Statement (the "RESALE REGISTRATION STATEMENT") on Form S-3 (or any similar registration statement then in effect) under the Securities Act covering the resale by each Holder of the Holder's shares of Zamba Common Stock received pursuant to the Merger Agreement in the amounts set forth on Exhibit I hereto (the "Shares"), as applicable, from time to time in transactions not involving an underwritten public offering and will use reasonable efforts to cause the Registration Statement to be declared effective by the Securities and Exchange Commission (the "COMMISSION") as soon as practicable thereafter and to keep the Registration Statement covering the Shares continuously effective for the period ending one year after the Closing Date, but in no event after the date on which any Holder no longer holds any Shares registered under the Registration Statement (the "EFFECTIVE PERIOD").

     1.2 PIGGY-BACK REGISTRATION. (a) If prior to the time the Resale Registration statement is filed, and before the end of the Effective Period, Zamba proposes to file a registration statement under the Securities Act with respect to an offering by Zamba for its own account or for the account of other holders of Zamba Common Stock to be offered for cash (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), then Zamba shall in each case give written notice of such proposed filing to the Holders at least 20 days before the filing date, and such notice shall offer such Holders the opportunity to register such number of Shares as each such Holder may request (the "PIGGY-BACK REGISTRATION"). If such offer is accepted by written notice to Zamba from the Holders of at least 20% of the Shares then held by the Holders (with a proportional adjustment for any stock split or stock dividend or other issuance of securities with respect to such Shares) within 15 days of the giving of the written notice provided for in the preceding sentence, Zamba shall use its best efforts to permit, or (in the case of a proposed underwritten offering) to cause the managing underwriter or underwriters thereof to permit, the Holders of Shares requested to be included, in the registration for such offering to include such Shares in such offering on the same terms and conditions as the corresponding securities of Zamba included therein; PROVIDED that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Zamba shall determine for any reason not to proceed with the proposed registration, Zamba may, at its election, give written notice of such


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determination to each Holder of Shares requested to be included in such registration and thereupon shall be relieved of its obligation to register any Shares in connection with such registration (but not from its obligation to pay the Registration Expenses (defined below) in connection therewith) and (ii) if such registration involves an underwritten offering by Zamba (underwritten, at least in part, by Persons who are not affiliates or associates of Zamba or any Holder), all Holders requesting to have Shares included in Zamba's registration must sell their Shares to such underwriters who shall have been selected by Zamba on the same terms and conditions as apply to Zamba, with such differences, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings. If a proposed registration pursuant to this Section 1.2 involves such an underwritten public offering, any Holder making a request under this Section 1.2 in connection with such registration may elect in writing, prior to the effective date of the registration statement filed in connection with such registration, to withdraw such request and not to have such securities registered in connection with such registration. Notwithstanding the foregoing, if the managing underwriter or underwriters of a proposed underwritten offering advise Zamba in writing that in their opinion the total amount or kind of securities that the Holders have requested to be included in such offering would adversely affect the success of such offering, then the amount of securities to be offered for the accounts of Holders of Shares and securities to be offered for the account of other stockholders shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters.

     1.3 PROCEDURES. In connection with any Registration Statement (defined below):

          (a) Zamba will promptly (subject to Section 1.4) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for as long as such registration is required to remain effective hereunder; will cause the Prospectus (defined below) to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and will comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Shares covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in the Registration Statement or supplement to the Prospectus.

          (b) Zamba will promptly furnish to each Holder such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Shares being sold by the Holder.

          (c) Zamba will, on or prior to the date on which the Registration Statement is declared effective, use reasonable efforts to register or qualify the Shares covered by the Registration Statement under such securities or "blue sky" laws, if any, as may be applicable of such states of the United States as any Holder reasonably requests; PROVIDED, HOWEVER, that Zamba shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or to file any general consent to service of process.

          (d) Zamba will promptly give notice to each Holder (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority with jurisdiction for amendments and supplements to the Registration Statement and Prospectus or for additional information after the Registration Statement has


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become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iv) of the issuance by any state securities commission or other regulatory authority with jurisdiction of any order suspending the qualification or exemption from qualification of any of the Shares under any applicable state securities or "blue sky" laws and (v) of the happening of any event which makes any statement made in the Registration Statement or related Prospectus untrue or which requires the making of any changes in the Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As soon as practicable following any of such events, but in any case not later than the expiration of the period for suspension of disposition of the Shares under Section 1.4, Zamba will prepare and file with the Commission and furnish such supplement or amendment to such Prospectus as may be necessary so that, as thereafter deliverable to the purchasers of the Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

     1.4 SUSPENSION PERIOD. Upon receipt of a notice under clauses (ii) through (v) of Section 1.3(d), each Holder will forthwith discontinue disposition of the Shares pursuant to the Registration Statement until the Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 1.3(d) or until the Holder is advised in writing by Zamba that the use of the Prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by Zamba, the Holder will deliver to Zamba (at Zamba's expense) all copies, other than permanent file copies then in the Holder's possession, of the Prospectus covering the Shares current at the time of receipt of such notice; PROVIDED, HOWEVER, that in no event will the period of suspension of disposition of the Shares under this Section 1.4 exceed 90 days.

     1.5 REGISTRATION EXPENSES. Zamba will bear all expenses incurred in connection with the registration of the Shares pursuant to this Section 1 ("Registration Expenses"), including without limitation all printing, legal and accounting expenses incurred by Zamba and all registration and filing fees imposed by the Commission, any state securities commission or the Nasdaq Stock Market or, if the common stock of Zamba is not then listed on such market, the principal national securities exchange or national market system on which the common stock is then traded or quoted. Each Holder will be responsible for any brokerage commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of the Holder's Shares and for any legal, accounting and other expenses incurred by the Holder.

     1.6  INDEMNIFICATION.

          (a) INDEMNIFICATION BY ZAMBA. Zamba agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its partners, officers, directors, trustees, stockholders, employees and agents, and each person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holders, together with the partners, officers, directors, trustees, stockholders, employees and agents of such controlling person (collectively, the "CONTROLLING PERSONS"), from and against all losses, claims, damages, liabilities and expenses, including without limitation reasonable legal fees and expenses (collectively, the "DAMAGES"), incurred by such Holder and any such Controlling Person arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not


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misleading, or any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if Zamba shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to such Holder furnished in writing to Zamba by such Holder specifically for use therein; PROVIDED, HOWEVER, that Zamba shall not be liable to any Holder under this Section 1.6(a) to the extent that any such Damages were caused by the fact that such Holder sold the Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if, and only if (i) Zamba has previously furnished copies of such amended or supplemented Prospectus to such Holder and (ii) such Damages were caused by any untrue statement or omission or alleged untrue statement or omission contained in the Prospectus so delivered which was corrected in such amended or supplemented Prospectus.

          (b) INDEMNIFICATION BY THE HOLDERS. Each Holder agrees, severally and not jointly, to indemnify and hold harmless Zamba, its directors, officers and each person, if any, who controls Zamba within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Zamba to such Holder, but only with reference to information relating to such Holder furnished in writing to Zamba by such Holder specifically for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); PROVIDED, HOWEVER, that such selling Holder shall not be obligated to provide such indemnity to the extent that such Damages result from the failure of Zamba to promptly amend or take action to correct or supplement the Registration Statement or Prospectus on the basis of corrected or supplemental information provided by such Holder to Zamba expressly for such purpose. In no event shall the liability of any Holder of the Shares hereunder be greater in amount than the amount of the proceeds received by such Holder upon the sale of the Shares giving rise to such indemnification obligation.

          (c)  PROCEDURE.  Each party entitled to indemnification under this
Section 1.6 (the "INDEMNIFIED PARTY") shall give prompt notice of any claim as to which indemnification may be sought to the party required to provide indemnification (the "INDEMNIFYING PARTY"), provided that failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent of actual prejudice. The Indemnifying Party shall be entitled to assume the defense of any such claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party may participate in such defense at its own expense, provided that the Indemnifying Party will pay such expense if representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party shall, except with the consent of the Indemnified Party, agree to any settlement that does not include a release of the Indemnified Party from all liability in respect of such claim, and the Indemnified Party shall not settle such claim without the prior written consent of the Indemnifying Party.

     1.7 RESTRICTIONS ON SALE. In the event of an underwritten public offering for the account of Zamba, upon the written request of the managing underwriter or underwriters of such offering, each Holder agrees not to effect any public sale or distribution of any securities similar to those being registered in such offering, including without limitation, through sales of the Shares pursuant to the Registration Statement, during the 21 days prior to, and during the 90-day period beginning on, the effective date of the Registration Statement relating to such offering. In the event of the delivery of such


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a request, the right of a Holder to sell under the Registration Statement and the obligations of Zamba to keep the Registration Statement current shall be suspended for the period specified in the preceding sentence, provided that the periods during which Zamba is obligated to keep any Registration Statement effective pursuant to Section 1.1 shall be extended for a period equal to the length of any such suspension. Zamba hereby confirms that it has no current plan to engage in an underwritten public offering for its account.

     1.8 CERTAIN DEFINITIONS. As used in this Section 1, the following terms have the following meanings:

          (a) "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, and by all other amendments and supplements to the prospectus, including post-effective amendments, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

          (b) "REGISTRATION STATEMENT" means any registration statement of Zamba that covers any of the Shares pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     1.9  POOLING OF INTERESTS.    Notwithstanding anything else in this
Agreement, in no event shall the Holders be allowed to sell any Shares during any period of time the Holders has agreed not to sell such Shares to permit Zumba to account for the Merger as a pooling of interests.

                            SECTION 2 - OTHER RIGHTS

     2.1 NON-VOTING OBSERVER. Timothy Cameron shall be entitled to designate one nonvoting observer to receive (i) reasonable prior notice of and attend all meetings of the Board of Directors of Zamba and any of its committees and (ii) prior notice of any action that the Board of Directors of Zamba or any of its committees may take by written consent.

     2.2 TERMINATION. The rights set forth in this Section shall terminate on the earliest of (i) the date the Holders do not own 50% of the Zamba Common Stock issued to them in the Merger, (ii) the date that Zamba Common Stock held by the Holders does not represent 1% of the outstanding Common Stock of Zamba and (iii) when Timothy Cameron and at least one other Holder are no longer employed by Zamba.

                            SECTION 3 - MISCELLANEOUS

     3.1 AMENDMENT AND WAIVER; ENTIRE AGREEMENT. This Agreement may not be amended, modified or supplemented or any requirement hereunder waived, except in writing signed by the party to be bound thereby. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. In particular, the Holders acknowledge that any registration rights granted to them by Camworks with respect to Camworks shares are terminated and void and are not applicable to the shares or other securities received in the Merger.


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     3.2  NOTICES.  All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopier, registered or certified mail (return receipt requested), postage prepaid or courier to the parties at their respective addresses set forth on the signature pages hereof (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to a courier guaranteeing overnight delivery.

     3.3 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns, heirs and legal representatives of the parties. This Agreement may not be assigned by any Holder and any attempted assignment shall be void and of no effect and shall terminate all obligations of Zamba hereunder with respect to such Holder.

     3.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute the same agreement.

     3.5 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     3.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Minnesota without regard to principles of conflicts of law.

              [Remainder of page intentionally left blank]




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     IN WITNESS WHEREOF, the parties have caused this Registration and Rights
Agreement to be executed as of the date stated above.


                              ZAMBA CORPORATION


                              By:  /S/ Paul Edelhertz
                                   ------------------
                                   Name:  Paul Edelhertz
                                   Title  President and CEO

                              Address:  7301 Ohms Lane
                                        Suite 200
                                        Minneapolis, MN  55439


                              HOLDERS:


                                /S/ Timothy A. Cameron
                              ------------------------
                              Timothy A. Cameron

                              Address:  As set forth in the Merger Agreement


                                /S/  Paul R. Lundberg
                              -----------------------
                              Paul R. Lundberg

                              Address:  As set forth in the Merger Agreement


                                /S/ Scott R. Owens
                              --------------------
                              Scott R. Owens

                              Address:  As set forth in the Merger Agreement


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                                    EXHIBIT I


     Shareholder                                         No. of Shares
     -----------                                         -------------


     Timothy A. Cameron                                     558,000


     Paul R. Lundberg                                       372,000


     Scott R. Owens                                         70,000
